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                                   EXHIBIT I


                             JOINT FILING AGREEMENT





       The undersigned each hereby agree that the Schedule 13D filed herewith, relating to the Common Stock, Par Value $1.00 per share, of Southside Bancshares Corp., is filed on behalf of each of the undersigned.



 /s/ Thomas M. Teschner                                  Dated:  May 2, 1997
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Thomas M. Teschner


/s/ Howard F. Etling                                     Dated:  May 2, 1997
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Howard F. Etling